EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the use in this Registration Statement of M-GAB DEVELOPMENT CORPORATION on Post-Effective Amendment No. 2 to Form SB-2/A of our report on the December 31, 2001 financial statements. that included an explanatory paragraph about our concern about the entity's ability to continue as a going concern dated March 9, 2002, appearing in the Prospectus which is part of this Registration Statement.

/s/  Ramirez  International
____________________________
Ramirez  International
Irvine,  California
October 4,  2002

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